Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

March 12, 2018

Exterran Corporation

Exterran Energy Solutions, L.P.

EES Finance Corp.

c/o	Exterran Corporation
4444 Brittmoore Road
Houston, Texas 77041

Ladies and Gentlemen:

We have acted as counsel for Exterran Corporation, a Delaware corporation (“Parent”), Exterran Energy Solutions, L.P., a Delaware limited partnership (“EESLP”), and EES Finance Corp., a Delaware corporation (“Finance Corp.” and together with EESLP, the “Debt Issuers”), in connection with the registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed by Parent and the Debt Issuers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the following securities (each, a “Security”):

(i)    Debt securities of the Debt Issuers (the “Debt Securities”) and any related guarantees (the “Guarantees”) of such Debt Securities by Parent, each of which may be issued pursuant to an Indenture (the “Indenture”) among the Debt Issuers, Parent, and Wells Fargo Bank, National Association, as trustee (the “Trustee”);

(ii)    Shares of common stock, par value $0.01 per share, of Parent (the “Common Stock”);

(iii)    Shares of preferred stock, par value $0.01 per share, of Parent (the “Preferred Stock”);

(iv)    Warrants of Parent (the “Warrants”); and

(v)    Depositary shares, each representing a fractional interest in a share of Preferred Stock (“Depositary Shares”), to be issued under a deposit agreement (the “Deposit Agreement”).

In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents

Exterran Corporation

Exterran Energy Solutions, L.P.

EES Finance Corp.

March 12, 2018

and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to certain matters of fact material to this opinion, we have relied, without independent verification, upon certificates of the Debt Issuers and Parent.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture, the Deposit Agreement and any contract governing or establishing the terms of any Warrants have been or will have been duly authorized by all requisite action by each party thereto (other than the Debt Issuers and Parent), that such documents have been or will have been duly executed and delivered by each party thereto (other than the Debt Issuers and Parent), and that such documents are or will be the valid and binding agreements of each party thereto (other than the Debt Issuers and Parent) enforceable against each party thereto (other than the Debt Issuers and Parent) in accordance with their respective terms. In connection with the opinions expressed below, we have also assumed that, at or prior to the time of the delivery of any Security, (i) the Debt Issuers and Parent shall remain validly existing and in good standing under the laws of the State of Delaware; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; and (iii) that the execution and delivery of, and performance by the Debt Issuers or Parent, as applicable, pursuant to, any Security whose terms are established subsequent to the date hereof (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Debt Issuers or Parent, as applicable.

Based upon the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1)    The Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by the Debt Issuers and Parent, (ii) the definitive terms and provisions of the Debt Securities and of their issuance and sale have been duly authorized and established and (iii) executed by the Debt Issuers, authenticated by the Trustee in accordance with the Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of each of the Debt Issuers, enforceable against each of the Debt Issuers in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(2)    The Guarantees, when (i) the Indenture has been duly authorized, executed and delivered by the Debt Issuers and Parent, (ii) the definitive terms and provisions of the related Debt Securities and the Guarantees and of their issuance and sale have been duly authorized and established and (iii) the related Debt Securities and Guarantees have been executed by the Debt Issuers and Parent, respectively, authenticated by the Trustee in accordance with the Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

Exterran Corporation

Exterran Energy Solutions, L.P.

EES Finance Corp.

March 12, 2018

(3)    Any shares of Common Stock, when (i) the terms of its issuance and sale have been duly authorized and established and (ii) delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Common Stock. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

(4)    Any shares of Preferred Stock, when (i) the terms of the Preferred Stock and of their issuance and sale have been duly authorized and established, (ii) a Certificate of Designation setting forth the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Preferred Stock. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares or that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

(5)    The Warrants, when (i) the warrant agreement governing and establishing the terms of the Warrants has been duly authorized, executed and delivered by Parent and (ii) the terms of the Warrants and of their issuance and sale have been duly authorized and established, and (iii) executed by Parent, countersigned in accordance with the warrant agreement, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(6)    Any Depositary Shares, when (i) the Deposit Agreement has been duly authorized, executed and delivered by Parent, (ii) the terms of the Depositary Shares and of their issuance and sale have been duly authorized and established, (iii) the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and (iv) the depositary receipts evidencing the Depositary Shares have been duly executed by Parent and countersigned by the applicable depositary against deposit of the Preferred Stock in accordance with the Deposit Agreement and delivered to and paid for by the purchasers thereof, will constitute valid and binding interests in the corresponding shares of Preferred Stock and entitle the holders thereof to the rights specified in the Deposit Agreement, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

Exterran Corporation

Exterran Energy Solutions, L.P.

EES Finance Corp.

March 12, 2018

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered for the benefit of the Issuers and Parent in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Securities” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ King & Spalding LLP